                                                                    EXHIBIT 10.8


                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                 ----------------------------------------------
                           DEFERRED COMPENSATION PLAN
                           --------------------------
                           (AS AMENDED AND RESTATED)

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
1.   PURPOSE...............................................................    1
     -------

2.   DEFINITIONS...........................................................    1
     -----------

3.   ELECTION TO DEFER.....................................................    3
     -----------------

4.   DEFERRED COMPENSATION ACCOUNTS........................................    4
     ------------------------------

5.   INVESTMENT OPTIONS....................................................    5
     ------------------

6.   VESTING OF ACCOUNTS...................................................    6
     -------------------

7.   PAYMENT OF ACCOUNTS...................................................    6
     -------------------

8.   PLAN ADMINISTRATION...................................................    8
     -------------------

9.   NO FUNDING OBLIGATION.................................................    8
     ---------------------

10.  NONALIENATION OF BENEFITS.............................................    9
     --------------------------------

11.  NO LIMITATION OF EMPLOYER RIGHTS......................................    9

     --------------------------------

12.  APPLICABLE LAW........................................................    9
     --------------------------------


  EXHIBIT A         PARTICIPATING EMPLOYERS

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                 ----------------------------------------------

                           DEFERRED COMPENSATION PLAN
                           --------------------------

                           (AS AMENDED AND RESTATED)


     1.   PURPOSE
          -------

          The purpose of the CB Commercial Real Estate Services Group, Inc. Deferred Compensation Plan (the "Plan") is to allow a select group of management or highly compensated employees of CB Commercial Real Estate Services Group, Inc. and its affiliates that adopt this Plan to defer receipt of Compensation. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described in section 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     2.   DEFINITIONS
          -----------

          Whenever referred to in this Plan, the following terms shall have the meanings set forth below except where the context indicates otherwise. Capitalized terms used in this Plan that are not defined in this Section 2 are defined elsewhere in the Plan.

          2.1  "Account" means a Participant's Deferred Compensation Account.
                -------

          2.2  "Beneficiary" means the person or persons who are the
                -----------
Participant's beneficiaries pursuant to the Employer's group term life insurance programs unless otherwise designated by the Participant on a form prescribed by the Committee.

          2.3  "CAP Plan" means the CB Commercial Real Estate Services Group,
                --------
Inc. Capital Accumulation Plan, as amended from time to time.

          2.4  "CBC Stock Fund Unit" shall have the meaning set forth in Section
                --------- ---- ----
5.2.

          2.5  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          2.6  "Committee" means the Chief Executive Officer of CB Commercial
                ---------
Real Estate Services Group, Inc., or a committee consisting of two or more employees of the Employer selected by the Chief Executive Officer.

          2.7  "Compensation" has the same meaning as it has under the CAP Plan
                ------------
without regard to deferrals under this

Plan, the limitations of Code section 401(a)(17), income earned from the exercise of stock options, stock appreciation or other rights, car allowances, reimbursements for moving or other expenses or the imputed value of life insurance.

          2.8  "Deferral Date" means January 1 of the year in or for which
                -------------
deferrals are to commence.

          2.9  "Employee" means a salaried employee of an Employer whose
                --------
Compensation for the Plan Year preceding any Deferral Date equals or exceeds $100,000, any commissioned employee of an Employer or a key management employee selected by the Committee. For purposes of this section, car allowances and stock option income paid to any Employee shall be included in Compensation solely for purposes of determining whether the Employee's Compensation equals $100,000.

          2.10 "Employer" means CB Commercial Real Estate Services Group, Inc.
                --------
("CB Commercial") and any entity affiliated with CB Commercial Real Estate Services Group, Inc. that, with the consent of the Committee, adopts this Plan. A list of participating Employers is attached as Exhibit A.

          2.11 "Participant" means any Employee who has made an election to
                -----------
defer Compensation under Section 3.1 or for whom the Plan maintains an Account.

          2.12 "Payment Year" means the year selected by the Employee under
                ------------
Section 3.4.

          2.13 "Plan Year" means the calendar year.
                ---------

          2.14 "Stock" means the Common Stock, par value $0.01 per share, of CB
                -----
Commercial Real Estate Services Group, Inc. In the event of any change in the outstanding shares of Stock that occurs by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock (or CBC Stock Fund Units) credited to any Participant's Account shall be adjusted appropriately by the Committee, whose determination shall be final and conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

          2.15 "Termination of Employment" means any voluntary or involuntary
                -------------------------
termination of employment, except on account of death or Total and Permanent Disability, but does not include a transfer among the entities which make up the Employer, a transfer to an entity affiliated with CB Commercial Real Estate Services Group, Inc. unless such transfer is otherwise determined to be a Termination of Employment by the Committee in its sole discretion or a change of status from employee to independent contractor.

          2.16  "Total and Permanent Disability" has the same meaning given to
                 ------------------------------
such term or comparable term under the Company's long term disability plan as in effect from time to time.

         2.17  "Valuation Date" means the last day of each year, or such other
                --------------
dates as may be selected by the Committee.

     3.   ELECTION TO DEFER
          -----------------

          3.1 An Employee may elect to defer receipt of his or her Compensation for any Plan Year by completing the deferral election form prescribed by the Committee, specifying a percentage or percentages of Compensation to be deferred, which shall not exceed one hundred percent, and, at the Employee's option, the maximum dollar amount of any deferral. The deferral election form must be filed with the Committee by no later than fifteen days before the Deferral Date for the applicable Plan Year (December 31, 1996 in the case of the 1997 Plan Year). Unless otherwise determined in writing by the Committee, an Employee who has an outstanding loan from an Employer or is a commissioned salesperson on transitional draw shall not be eligible to make a deferral election or his then current election will become ineffective upon achievement of either status.

          3.2 An election to defer shall be effective on the date the Employee delivers a completed deferral election form to the Committee; provided, however, that if an Employee subsequently delivers a properly completed deferral election form to the Committee no later than fifteen days before the Deferral Date (or December 31, 1996 in the case of the 1997 Plan Year), the latest dated deferral election form shall take effect. The election of any Employee who is a commissioned salesperson of an Employer shall not become effective for any Plan Year until such Employee's Compensation for the Plan Year (including for this purpose only car allowances and stock option income) exceeds $100,000 and shall only be effective with respect to that portion of the Employee's Compensation earned thereafter. After the fifteenth day before the Deferral Date for the applicable Plan Year (or December 31 in the case of the 1997 Plan Year), the elections made on the deferral election form for that Plan Year shall be irrevocable; provided, however, that a Participant may elect, with fifteen days' written notice, to revoke completely his or her deferrals for the remainder of the Plan Year as of the first day of any succeeding calendar month. Any Participant who so revokes his or her election to defer shall not be eligible to make an election pursuant to Section 3.1 for the Plan Year succeeding the Plan Year during which the Participant revoked his or her election but may resume deferrals in the next successive Plan Year.

          3.3 A separate election to defer must be made for each successive Plan Year no later than fifteen days prior to the Deferral Date for that Plan Year.

          3.4 The Employee shall elect, when completing the deferral election form, to defer receipt of all of the Compensation deferred for that Plan Year and all prior Plan Years until one of the following "Payment Years":

               (a) The calendar year specified by the Employee, which shall be at least the third year after the year in which the election is made; or

               (b) The calendar year following the Employee's Termination of Employment.

The Employee shall elect, when completing his or her deferral election form, to receive his or her Account in a single lump sum payment or in a specified number of annual installment payments not to exceed ten. If the Employee fails to elect a form of distribution, his or her Account will be distributed in five annual installments following Termination of Employment.

          3.5 A Participant may, so long as such Participant is employed by the Employer, elect to change the Payment Year selected under Section 3.4 subject to the following: (i) if the Participant specifies a calendar year, the year selected must be at least the third year after the year in which the Committee receives the Participant's election under this Section 3.5; (ii) if the Participant changes the Payment Year to the calendar year following Termination of Employment, the Participant's election under this Section 3.5 must be received by the Committee by the end of the calendar year before the year in which the Participant's Termination of Employment occurs; and (iii) notwithstanding any elections that the Participant may make, the Committee shall have the absolute right in its sole and absolute discretion to have the CBC Stock Fund Units or dollar amounts credited to a Participant's Account paid in not more than five annual installments commencing one year after the Payment Year selected by the Participant.

          3.6 A Participant may, so long as such Participant remains employed by the Employer, change his or her election from a single lump sum payment to annual installments over a period not to exceed ten years or from annual installments to a single lump sum payment.

     4.   DEFERRED COMPENSATION ACCOUNTS
          ------------------------------

          4.1 Compensation deferred pursuant to Section 3 shall be credited to an Account in the name of the Participant established for this purpose on the Employer's books or the books of the Employer who has assumed the obligation to make payments hereunder to the Participant in accordance with Section 9. Compensation shall be credited to the Account as of the first day of the month after the month in which it otherwise would have been paid, except that amounts that would have been payable in December shall be credited to the Account as of December 31.

          4.2 The balance credited to each Participant's Account shall be allocated to one or both of the following investment option(s) offered under the
Plan:

               (a)  CBC Stock Fund; and

               (b)  Interest Index Fund.

The measure of the investment return for any Participant's Account shall be equal to the proportionate gain (or loss) of the two investment options as described in Section 5.

     5.   INVESTMENT OPTIONS
          ------------------

          5.1 Each Participant may direct the Committee on the investment mix for the balance credited to his or her Account. Such direction shall be writing and shall be made on the form prescribed by the Committee no later than 15 days prior to the last day of any calendar year (December 31 in the case of an election in 1996). Any portion of the Participant's Account allocated to the CBC Stock Fund may not be subsequently allocated to the Interest Index Fund.

          5.2 If any portion of a Participant's Account is allocated to the CBC Stock Fund during the Plan Year, the Participant's Account shall be credited with units ("CBC Stock Fund Units") equal to the number of shares of Stock which could be purchased based on the average closing price of the Stock for the last five trading days of the month in which the deferred amount would otherwise have been paid to Participant; provided that in the case of a deferral of Compensation consisting of a bonus payable in the first 90 days of a year, shares of Stock shall be credited based on the average closing price of the Stock for the last five trading days of February of such year. In the event dividends are paid or payable during the Plan Year on Stock underlying CBC Stock Fund Units credited to a Participant's Account, the Participant's Account shall be credited with the number of whole shares equal to the number of shares which could be purchased with such dividends based on the average closing price of the Stock for the five trading days preceding the date the dividend is paid.

          5.3 Any portion of a Participant's Account allocated to the Interest Index Fund shall be accumulated and credited with interest at the rate payable by CB Commercial

Real Estate Services Group, Inc. on its senior secured debt, determined as of the first day of any calendar quarter and compounded monthly on the last day of each month based on the Participant's balance in the Interest Index Fund as of the first day of that month.

          5.4 So long as a Participant remains employed by the Employer, such Participant may elect to have all or any portion of the value of the Interest Index Fund credited to such Participant's Account transferred to the CBC Stock Fund. Such election shall be effective on January 1 of the year following the year in which the Participant makes such election under this Section 5.4. To be effective, such election must be received by the Committee by December 16 of such year (December 31 in the case of an election in 1996). A Participant who elects to transfer all or any portion of the Interest Index Fund credited to such Participant's Account to the CBC Stock Fund shall be credited with the number of CBC Stock Fund Units determined by dividing the dollar amount being transferred by the average closing price of the Stock for the last five trading days of the year in which the election is made.

     6.   VESTING OF ACCOUNTS
          -------------------

          6.1 Amounts credited to a Participant's Account shall be vested and nonforfeitable (except to the extent of investment losses) at all times.

     7.   PAYMENT OF ACCOUNTS
          -------------------

          7.1 Amounts credited to a Participant's Account shall be distributed as described in Sections 3.4 and 3.5, subject to the terms and conditions of this Section 7.

          7.2 If a Participant has elected to receive his or her Account in a single lump sum payment, such Account shall be valued as of the last day of the Plan Year immediately preceding the Payment Year and a single lump sum payment of cash and/or whole shares of Stock (determined in accordance with Section 7.4) shall be made during the first quarter of the Payment Year. The Account shall not be credited with any additional investment return under Sections 5.2 and 5.3 after the last day of the Plan Year preceding the Payment Year except that any CBC Stock Fund Units shall reflect appreciation or depreciation in the Stock.

          7.3 If a Participant has elected to receive his or her Account in installments, the installments of such Account shall be distributed during the first quarter of the Payment Year and each subsequent year in which installments are payable. Each installment payment shall be calculated based on the value of the Interest Index Fund credited, and the number of CBC Stock Fund Units allocated, to the Account on the last day of the Plan Year immediately preceding the year in which such installment is payable and distributed in cash and/or in whole shares of Stock. When a Participant's Account is payable in installments, it will continue to be credited with dividends, in the case of the CBC Stock Fund, or interest, in the case of the Interest Index Fund until the applicable Payment Year with respect to any installment payment. The amount of the installment payment to be distributed in any year shall be determined by multiplying the value of the Account on the last day of the preceding year by a fraction, the numerator of which is one and the denominator of which is the total number of installments remaining to be paid (including the installment for which the calculation is being made).

          7.4 The portion of a Participant's Account consisting of CBC Stock Fund Units shall be distributed in whole shares of Stock equal to the number of CBC Stock Fund Units credited to the Participant's Account. The Interest Index Fund credited to a Participant's Account shall be distributed in cash.

          7.5 If a Participant dies before all of the amounts credited to his or her Account have been distributed, the Participant's Beneficiary shall receive the amounts in the Participant's Account in accordance with such Participant's election then in effect; provided, however, that the Committee may, in its sole discretion, distribute the balance credited to the Participant's Account to the Participant's Beneficiary in such other manner as the Committee shall determine.

          7.6 If a Participant suffers Total and Permanent Disability before all of the amounts credited to his or her Account have been distributed, the Participant shall receive the amounts in his or her Account in accordance with such Participant's election then in effect; provided, however, that the Committee may, in its sole discretion, distribute the balance credited to the Participant's Account to the Participant in such other manner as the Committee shall determine.

          7.7 Prior to the date on which payments are distributable under the Plan, distributions of amounts credited to the Participant's Account shall be permitted only on account of an unforeseeable emergency, and only if the distribution is necessary in light of immediate and heavy financial needs of the Participant. The amount of any hardship distribution shall not exceed the amount required to meet the need as determined by the Committee. The Participant shall submit a written request to the Committee which shall have sole discretion to establish rules and standards for making hardship distributions, to determine whether to make a hardship distribution from a Participant's Account and to determine the amount of such distribution, if any. The

Committee's decision shall be final and binding on all interested parties.

     8.   PLAN ADMINISTRATION
          -------------------

          8.1 This Plan shall be adopted by each Employer and shall be administered by the Committee.

          8.2 This Plan may be amended in any way or may be terminated, in whole or in part, at any time, in the discretion of the Committee or the Board of Directors of CB Commercial Real Estate Services Group, Inc. Upon termination of the Plan, the Committee or the Board of Directors may, in its sole discretion, elect to distribute all Accounts immediately or in accordance with each Participant's deferral election(s) and the provisions of the Plan as they existed at the time of the Plan's termination.

          8.3 The Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable for the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and deferral election forms, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all persons. The Committee may delegate its responsibilities as it sees fit.

     9.   NO FUNDING OBLIGATION
          ---------------------

          No Employer is under any obligation to secure any amount credited to a Participant's Account by any specific assets of any Employer or any other assets in which any Employer has an interest. Neither the Participant nor his or her estate shall have any rights against any Employer with respect to any portion of the Account except as a general unsecured creditor. No Participant has an interest in his or her Account except to the extent the Participant actually receives a distribution of cash or Stock.

          The obligation to make payments to any Participant hereunder shall be that of the Employer that employed such Participant during the period or periods that such Participant deferred receipt of Compensation unless any other Employer agrees to assume such obligation and such Participant was informed of such assumption at the time of his or her election to defer, in which case only the Employer that agreed to assume such obligation shall have such obligation.

     10.  NONALIENATION OF BENEFITS
          -------------------------

          No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit, prior to receipt thereof by a Participant, shall be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

     11.  NO LIMITATION OF EMPLOYER RIGHTS
          --------------------------------

          Nothing in this Plan shall be construed to limit in any way the right of any Employer to terminate an Employee's employment at any time for any reason; nor shall it be evidence of any agreement or understanding, express or implied, that any Employer (a) will employ an Employee in any particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards under such programs.

     12.  APPLICABLE LAW
          --------------

          This Plan shall be construed and its provisions enforced and administered in accordance with ERISA and, to the extent not preempted, the laws of the State of Delaware.


          IN WITNESS WHEREOF, CB Commercial Real Estate Services Group, Inc. has
          ------------------
caused this Deferred Compensation Plan (as amended and restated) to be duly executed by the undersigned this _____ day of December, 1996.


                                     CB COMMERCIAL REAL ESTATE
                                     SERVICES GROUP, INC.



                                     By _________________________
                                          James J. Didion
                                          Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                         Participating Employers in the
                 CB Commercial Real Estate Services Group, Inc.
                           Deferred Compensation Plan
                           --------------------------


                 CB Commercial Real Estate Services Group, Inc.
                     CB Commercial Real Estate Group, Inc.
                        Westmark Realty Advisors L.L.C.
                             L.J. Melody & Company
                CB Commercial Real Estate Group of Hawaii, Inc.